EXHIBIT 24

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary Retelny and Frederick W. Bogdan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all Exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney.  For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.

NOTE: Individuals executing this document in the State of New York should note the New York statutory disclosures included below and have a notary public complete the acknowledgements following.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	City, State	Date

/s/ Henry A. Fernandez	Chief Executive Officer, President and Director		May 27, 2010
Henry A. Fernandez

/s/ David Obstler	Chief Financial Officer	Edison, NJ	June 3, 2010
David Obstler

/s/ Benjamin F. duPont	Director	Wilmington, DE	May 28, 2010
Benjamin F. duPont

/s/ Alice W. Handy	Director	Charlottesville, VA	May 28, 2010
Alice W. Handy

/s/ Catherine Kinney	Director	San Francisco, CA	May 28, 2010
Catherine Kinney

/s/ Linda H. Riefler	Director	New York, NY	May 27, 2010
Linda H. Riefler

/s/ George W. Siguler	Director	Shanghai, China	May 28, 2010
George W. Siguler

/s/ Scott M. Sipprelle	Director	Princeton, NJ	May 21, 2010
Scott M. Sipprelle

/s/ Rodolphe M. Vallee	Director	Colchester, VT	May 28, 2010
Rodolphe M. Vallee

STATUTORY DISCLOSURES AND ACKNOWLEDGEMENTS FOR INDIVIDUALS EXECUTING POWERS OF ATTORNEY IN THE STATE OF NEW YORK

The statutory disclosures entitled “CAUTION TO THE PRINCIPAL” and “IMPORTANT INFORMATION FOR THE AGENT” are included below solely for the purpose of ensuring compliance with Section 5-1501B of the New York General Obligations Law governing the execution of a power of attorney by an individual, if applicable, and, except for ensuring the validity of this power of attorney, shall not form part of, or in any way affect the interpretation of, this Power of Attorney or this Registration Statement.  For the sake of clarity, notwithstanding anything to the contrary herein, this Power of Attorney DOES NOT grant the attorneys-in-fact authority to spend the principal’s money or sell or dispose of the principal’s property during the principal’s lifetime.

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document.  As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you.  You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest.  “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time.  If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind.  If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you.  You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15.  This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal.  This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked.  You must:

(1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2) avoid conflicts that would impair your ability to act in the principal’s best interest;

(3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4) keep a record or all receipts, payments, and transactions conducted for the principal; and

(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney.  If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest.  You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed.  If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15.  If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

ACKNOWLEDGMENT OF PRINCIPAL:

STATE OF NEW YORK	) ) ss.: )

COUNTY OF RICHMOND

On the 27 day of May in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Henry A. Fernandez, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Sabuwrat Kennedy
Notary Public
Sabuwrat Kennedy Notary Public – State of New York No. 01KE6213407 Qualified in Richmond County My Commission Expires November 09, 2013

ACKNOWLEDGMENT OF PRINCIPAL:

STATE OF	) ) ss.: )

COUNTY OF

On the _____ day of June in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared David Obstler, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

ACKNOWLEDGMENT OF PRINCIPAL:

STATE OF	) ) ss.: )

COUNTY OF

On the _____ day of May in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Benjamin F. duPont, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

ACKNOWLEDGMENT OF PRINCIPAL:

STATE OF	) ) ss.: )

COUNTY OF

On the _____ day of May in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Alice W. Handy, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

ACKNOWLEDGMENT OF PRINCIPAL:

STATE OF	) ) ss.: )

COUNTY OF

On the _____ day of May in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Catherine Kinney, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

ACKNOWLEDGMENT OF PRINCIPAL:

STATE OF NEW YORK	) ) ss.: )

COUNTY OF NEW YORK

On the 27 day of May in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Linda H. Riefler, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Vanessa San Pedro
Notary Public

Vanessa San Pedro Notary Public, State of New York Registration No. 01SA6159600 Qualified in Rockland County Commission Expires Jan. 22, 2011

ACKNOWLEDGMENT OF PRINCIPAL:

STATE OF	) ) ss.: )

COUNTY OF

On the _____ day of May in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared George W. Siguler, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

ACKNOWLEDGMENT OF PRINCIPAL:

STATE OF	) ) ss.: )

COUNTY OF

On the _____ day of May in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Scott M. Sipprelle, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

ACKNOWLEDGMENT OF PRINCIPAL:

STATE OF	) ) ss.: )

COUNTY OF

On the _____ day of May in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Rodolphe M. Vallee, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

Acceptance of Authority Granted by Individuals Executing Powers of Attorney in New York

The undersigned does hereby accept its appointment as attorney-in-fact by each of the individuals who executed the within instrument in the State of New York.

/s/ Gary Retelny	Date:	June 3, 2010
Gary Retelny

The undersigned does hereby accept its appointment as attorney-in-fact by each of the individuals who executed the within instrument in the State of New York.

/s/ Frederick W. Bogdan	Date:	June 3, 2010
Frederick W. Bogdan

ACKNOWLEDGMENT OF AGENT:

STATE OF NEW YORK	) ) ss.: )

COUNTY OF NEW YORK

On the 3rd day of June in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Gary Retelny, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Sabuwrat Kennedy
Notary Public

Sabuwrat Kennedy Notary Public – State of New York No. 01KE6213407 Qualified in Richmond County My Commission Expires November 09, 2013

ACKNOWLEDGMENT OF AGENT:

STATE OF NEW YORK	) ) ss.: )

COUNTY OF NEW YORK

On the 3rd day of June in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Frederick W. Bogdan, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Sabuwrat Kennedy
Notary Public

Sabuwrat Kennedy Notary Public – State of New York No. 01KE6213407 Qualified in Richmond County My Commission Expires November 09, 2013